EXHIBIT 10.4

NVIDIA Corporation
Certificate of Stock Option Grant
Amended & Restated 2007 Equity Incentive Plan

Summary of Grant Award:

Granted to:
Grant Number:
Social Security Number/Global ID:
Grant Date(mm/dd/yyyy):
Expiration Date(mm/dd/yyyy):

Shares Granted:
Grant Price:
Grant Type:

Vesting Schedule:

Date of Vest	Number of Shares Vesting	Vesting in Period
August 18, 2012
November 18, 2012
February 18, 2013
May 15, 2013

NVIDIA Corporation
Amended & Restated 2007 Equity Incentive Plan

Nonstatutory Stock Option
(2012 Annual Board Retainer)

TERMS and CONDITIONS of STOCK OPTION

This document sets forth the terms of an Option (the “Option”) granted by NVIDIA Corporation, a Delaware corporation (the “Company”), pursuant to its Amended & Restated 2007 Equity Incentive Plan (the “Plan”). The Option is evidenced by a Certificate of Stock Option Grant (“Certificate”) displayed on the website of Charles Schwab & Co., Inc. or such other third party stock administration provider used by the Company from time to time (the “Website”). The Certificate is hereby incorporated herein by reference, including without limitation the information in the Certificate that specifies the person to whom the Option is granted (“you” or “Grantee”), the specific details of the Option, and your automatic electronic acceptance of the Certificate at the Website. Defined terms not explicitly defined in this Terms and Conditions of Stock Option but defined in the Plan shall have the same definitions as in the Plan.

The details of your Option are as follows:

1.  The total number of shares of Common Stock subject to this Option is set forth in the Certificate. This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.  The exercise price of this Option is set forth on the Certificate and is equal to the Fair Market Value of the Common Stock on the date of grant of this Option.

3.   Subject to the limitations contained herein this Option shall vest and be exercisable as follows:

(a)  The Option will vest and become exercisable with respect to each installment set forth in the Certificate as of the date of vesting applicable to such installment as set forth in the Certificate, subject to your Continuous Service.

(b)  Notwithstanding the foregoing, this Option will become immediately fully vested and exercisable upon termination of your Continuous Service in connection with your death.

(c)  Except as otherwise expressly provided in Sections 5(h) and (k) of the Plan, upon the termination of your Continuous Service, this Option shall be exercisable only to the extent vested on such date, and shall terminate to the extent not exercised on the earliest of (i) the Expiration Date (as defined below), (ii) the date that is twelve (12) months following the date of termination unless termination is due to your death, or you die during this twelve (12) month period, and (iii) if your termination is due to your death, or if you die within twelve (12) month period provided in Section 3(c)(ii), the date that is eighteen (18) months following the date of your death.

4.      (a)  You may exercise this Option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company, which may be electronic) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan. You may exercise this Option only for whole shares.

(b)  You may elect to pay the exercise price under one of the following alternatives:
(i)     Payment in cash (which may include electronic funds transfer) or check at the time of exercise;

(ii)     Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock subject to this Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions issued by you to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)     Provided that at the time of exercise the Company's Common Stock is publicly traded and quoted regularly in the Wall Street Journal or other reliable source, payment by delivery of already-owned shares of Common Stock, held for the period required at the time of exercise by the Company, and owned free and clear of any liens, claims, encumbrances or security interests, which Common Stock shall be valued at its Fair Market Value on the date of exercise; or

(iv)    Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

(c)  By accepting this Option, you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company relating to this Option, including any such obligation arising by reason of the vesting or exercise of this Option. Notwithstanding anything to the contrary contained herein, you may not exercise this Option unless the shares issuable upon exercise of this Option are then registered under the Securities Act of 1933, or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5.  This Option is not transferable except (i) by will or by the laws of descent and distribution; or (ii) pursuant to a domestic relations order. You may deliver written notice to the Company, in a form satisfactory to the Company, pursuant to which you designate a third party who, in the event of your death, shall have the right to exercise the Option on the terms set forth in this document. During your life, this Option is exercisable only by you or a transferee satisfying the conditions of this Section 5. The terms of this Option shall be binding upon the transferees, executors, administrators, heirs, successors, and assigns of the Grantee. The right of a transferee to exercise the transferred portion of this Option shall terminate in accordance with your right of exercise under Section 3 of this Option.

6.  The term of this Option (“Expiration Date”) is ten (10) years measured from the date of grant, subject, however, to earlier termination upon your termination of Continuous Service, as set forth herein and as otherwise set forth in the Plan.

7.  Any notices provided for in this Option or the Plan shall be given in writing (which may be electronic) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address most recently on file with the Company.

8.      Nothing herein confers upon you any right to continue to serve the Company or an Affiliate in any capacity or interferes with the right of the Company or an Affiliate to terminate your service with or without cause and with or without notice.

9.  This Option is subject to all the provisions of the Plan, a copy of which is available at the Website, and its provisions are hereby made a part of this Option, including without limitation the provisions of Section 5 of the Plan, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control. This Terms and Conditions of Stock Option sets forth the entire understanding between you and the Company regarding the acquisition of stock in the Company and supersedes all prior oral and written agreements on that subject with the exception of options previously granted and delivered to you under the Plan (including the Prior Plans).

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the Website.

NVIDIA CORPORATION

Jen-Hsun Huang
President and Chief Executive Officer

GRANTEE

(Acceptance designated electronically at the Website.)